Exhibit 10.12

FIRST METROPLEX CAPITAL, INC.
2005 STOCK INCENTIVE PLAN

1.   PURPOSE

The 2005 Stock Incentive Plan (“Plan”) is intended to promote shareholder value by (a) enabling First Metroplex Capital, Inc. (the “Company”) and its affiliates to attract and retain the best available individuals for positions of substantial responsibility; (b) providing additional incentive to such persons by affording them an equity participation in the Company; (c) rewarding those directors, executive officers and employees for their contributions to the Company or the Bank; and (d) promoting the success of the Company’s business by aligning the financial interests of directors, executive officers and employees providing personal services to the Company or its affiliates with long-term shareholder value.

2.   DEFINITIONS

(A)  “Act” means the Securities Exchange Act of 1934, as amended, or any successor provisions.

(B)  “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) an entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under the Act, (iv) any Subsidiary and (v) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board of Directors as being a participant employer in the Plan. For purposes of this Plan and without further designation by the Board of Directors, T Bank, N.A. shall be deemed an Affiliate.

(C)  “Bank” means T Bank, N.A., a national banking association.

(D)  “Board of Directors” means the board of directors of the Company.

(E)  “Change of Control” means:

(i)  the acquisition by any individual, entity or “group,” within the meaning of section 13(d)(3) or section 14(d)(2) of the Act (other than the current members of the boards of directors of the Company or the Bank or any of their descendants, the Company, the Bank, or any savings, pension or other benefit plan for the benefit of the employees of the Company or the Bank or subsidiaries thereof)(a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of voting securities of the Company or the Bank where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the Company’s or Bank’s then outstanding capital stock then entitled to vote generally in the election of directors;

(ii)  within any twelve-month period, the persons who were directors of the Company immediately before the beginning of the twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to the beginning of such twelve-month whose election, or nomination for election by the Company’s shareholders, was approved by at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director unless such individual’s initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act);

(iii)  a reorganization, merger, consolidation or other corporate transaction involving the Company or the Bank, in each case, with respect to which the shareholders of the Company or the Bank, respectively, immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities;

(iv)  the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party;

(v)  a dissolution or liquidation of the Company or the Bank; or

(vi)  any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i) - (v), as determined by the Board of Directors.

(F)  “Code” means the Internal Revenue Code of 1986, as amended, or any successor provisions.

(G)  “Controlling Participant” means any person who, immediately before an Option is granted to that particular person, directly or indirectly (within the meaning of section 424 of the Code and the regulations promulgated thereunder) possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary. The determination of whether an person is a Controlling Participant shall be made in accordance with sections 422 and 424 of the Code, or any successor provisions, and the regulations promulgated thereunder.

(H)  “Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to Section 4(A). If the Committee has not been appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more member of the Board of Directors who are each “outside directors” as defined in Treas. Reg. Sec. 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Act.

(I)  “Company” means First Metroplex Capital, Inc., a Texas corporation and registered bank holding company, and except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of all or substantially all of its assets or otherwise.

(J)  “Exercise Price” means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option, as specified in the respective Stock Option Agreement.

(K)  “Fair Market Value” on any date with respect to the Stock means:

(i)  if the Stock is listed on a national securities exchange, the last reported sale price of a share of the Stock on such exchange or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date,

(ii)  if the Stock is otherwise publicly traded, the last reported sale price of a share of the Stock under the quotation system under which the sale price is reported or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date under the quotation system under which the bid and asked prices are reported,

(iii)  if no such last sales price or average of the reported closing bid and asked prices are available on that date, the last reported sale price of a share of the Stock, or if no sale takes place, the average of the reported closing bid and asked prices as so reported for the immediately preceding business day (a) on the national securities exchange on which the Stock is listed or (b) if the Stock is otherwise publicly traded, under the quotation system under which such data are reported, or

(iv)  if none of the prices described above is available, the value of a share of the Stock as reasonably determined in good faith by the Committee in a manner that it believes to be in accordance with the Code.

In determining the Fair Market Value of a share of Stock in connection with the issuance of an ISO, the Fair Market Value shall be determined without regard to any restriction, other than a restriction that, by its terms, will never lapse.

(L)  “ISO” means an Option (or portion thereof) intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision.

(M)  “NQSO” means an Option (or portion thereof) that is not intended to, or does not, qualify as an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision.

(N)  “Option” means the right of a Participant to purchase shares of Stock in accordance with the terms of this Plan and the Stock Option Agreement between such Participant and the Company.

(O)  “Parent” means a parent corporation, if any, with respect to the Company, as defined in section 424(e) of the Code and regulations promulgated or rulings issued thereunder.

(P)  “Participant” means any person to whom an Option has been granted pursuant to this Plan and who is a party to a Stock Option Agreement.

(Q)  “Stock” means the common stock of the Company, par value $.01 per share.

(R)  “Stock Option Agreement” means an agreement by and between a Participant and the Company setting forth the specific terms and conditions which Stock may be purchased by such Participant pursuant to the exercise of an Option. Such Stock Option Agreement shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Board of Directors, in its sole discretion, may authorize.

(S)  “Subsidiary” means a subsidiary corporation of the Company, as defined in section 424(f) of the Code and regulations promulgated or rulings issued thereunder.

(T)  “Termination Date” means the date on which the Participant ceased to be an employee of the Company or any Affiliate; provided however, that with respect to an ISO, it means the date on which the Participant ceased to be an employee of the Company or any Parent or Subsidiary.

3.   SHARES AVAILABLE UNDER THE PLAN

(A)  Shares Subject to the Plan. Subject to adjustment in accordance with the provisions of this Section 3, the total number of shares of Stock as to which Options may be granted shall be 260,000 shares, all of which Options may granted as ISOs. Stock issued under the Plan may be either authorized but unissued shares or shares that have been reacquired by the Company. Any shares issued by the Company in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the shares of Stock available for Options under the Plan.

(B)  Forfeited Awards. In the event that any outstanding Option under the Plan for any reason expires unexercised, is forfeited or is terminated prior to the end of the period during which Options may be issued under the Plan, the shares of Stock allocable to the unexercised portion of such Option that has expired, been forfeited or been terminated shall become available for future issuance under the Plan.

(C)  Shares Used to Pay Exercise Price and Taxes. Shares of Stock delivered to the Company to pay the Exercise Price of any Option or to satisfy the Participant’s income tax withholding obligation shall become available for future issuance under the Plan.

(D)  Adjustments on Changes in Stock. In the event of any change in the outstanding shares of Stock by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spinoff, combination or exchange of shares or other corporate change, the Committee, in its sole discretion, may make such substitution or adjustment, if any, as it deems to be equitable or appropriate, as to: (i) the maximum number of shares of Stock that may be issued under the Plan as set forth in Section 3(A); (ii) the number or kind of shares subject to an Option; (iii) subject to the limitation contained in Section 6(P), the Exercise Price applicable to an Option; (iv) any measure of performance that relates to an Option in order to reflect such change in the Stock and/or (v) any other affected terms of any Option; provided however, that no adjustment shall occur with respect to an ISO unless: (y) the excess of the aggregate Fair Market Value of the shares of Stock subject to the ISO immediately after any such adjustment over the aggregate Exercise Price of such shares is not more than the excess of the aggregate Fair Market Value of all shares subject to the ISO immediately prior to such adjustment over the Exercise Price of all shares subject to the ISO; and (z) the new or adjusted ISO does not grant the Participant additional benefits that the Participant did not previously have.

4.   ADMINISTRATION

(A)  Procedure. The Plan shall be administered, construed and interpreted by the Committee, as such Committee is from time to time constituted, or any successor committee the Board of Directors may designate to administer the Plan. The Committee may delegate any of its powers and duties to appropriate officer(s) of the Company in accordance with guidelines established by the Committee from time to time.

(B)  Powers of the Committee. Subject to the other provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan as set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein): (i) to select those persons to be granted Options under the Plan; (ii) to determine the type, size and terms of the Option to be granted to each individual selected; (iii) to modify the terms of any Option that has been granted; (iv) to determine the time when Options will be granted; (v) to establish performance objectives; (vi) to determine the Fair Market Value of the Stock under Section 2(K)(iv); (vii) to interpret the Plan and decide any questions and settle all controversies or disputes that may arise in connection with the Plan; (viii) to adopt, amend and rescind rules and regulations relating to the Plan; (ix) to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms, in its sole and absolute discretion, from time to time; (x) to accelerate or defer (with the consent of the Participant) the vesting period or exercise date of any Option; (xi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xii) to make all other determinations and perform all other acts necessary or advisable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent that it shall deem desirable to carry the Plan or any Option into effect.

(C)  Effect of Decision of the Committee. All decisions, determinations, actions and interpretations of the Committee (or its delegate as permitted herein) or the Board of Directors (or its delegate as permitted herein) in the administration of the Plan shall lie with the Committee and the Board of Directors, respectively, within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned; provided that the Committee or the Board of Directors, as applicable, may, in its sole and absolute discretion, overrule an action, decision, determination or interpretation of a person to whom it has delegated authority.

(D)  Liability of Board of Directors or the Committee. No member of the Board of Directors or Committee or any officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Board of Directors or Committee or any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. The members of the Board of Directors and Committee and officers of the Company shall be entitled to indemnification in connection with the performance of their respective duties under the Plan to the extent provided in the articles of incorporation or bylaws of the Company or otherwise by law.

5.   ELIGIBILITY

Consistent with the purposes of the Plan, the Committee shall have the power (except as may be delegated as permitted herein) to select the employees and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Options under the Plan. No person who is not an employee of the Company or any Parent or any Subsidiary shall be eligible to receive an ISO award under the Plan. For purposes of this Plan, the term “employee” means an individual employed by the Company or a Parent or a Subsidiary whose income from those entities is subject to Federal Income Contributions Act withholding.

6.   TERMS AND CONDITIONS APPLICABLE TO OPTIONS UNDER THE PLAN

Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as the Board of Directors shall, from time to time, approve, which agreements shall in substance include or incorporate, comply with and be subject to the following terms and conditions (except as necessary to conform to the requirements of law, including the laws of the jurisdiction where the Participant resides):

(A)  Medium and Time of Payment. The Exercise Price shall be paid in full at the time the Option is exercised. The Exercise Price shall be payable either in (i) United States dollars in cash or by check, bank draft, money order or wire transfer of good funds payable to the Company; (ii) upon conditions established by the Committee, by delivery of shares of Stock owned by the Participant for at least six (6) months prior to the date of exercise; or (iii) by a combination of (i) and (ii).

(B)  Number of Shares. The total number of shares to which each Option pertains shall be designated in the Stock Option Agreement at the time of grant.

(C)  Designation of Option. Each Option shall be designated in the Stock Option Agreement as either an ISO or a NQSO and, in the absence of such designation, shall be deemed to be a NQSO. In the event that a person is granted concurrently an ISO and a NQSO, such Options shall be evidenced by separate Stock Option Agreements. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Options designated as ISOs are exercisable for the first time by any employee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, or (ii) an ISO does not meet any other requirement to be an “incentive stock option” within the meaning of section 422 of the Code, such Options, or portions thereof, shall be treated as NQSOs. For purposes of this section, Options shall be taken into account in the order in which they were granted.

(D)  Exercise Price. The Exercise Price per share of Stock under an Option shall be determined by the Committee in its sole discretion; provided however that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value on the date that such Option is granted and, in the case of an ISO granted to a Controlling Participant, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date that such Option is granted.

(E)  Option Term. The term of an Option shall be fixed by the Committee, in its sole discretion in each Stock Option Agreement; provided however that for any Option to qualify as an ISO, the Option shall expire not more than ten years from the date the Option is granted and, in the case of a Controlling Participant, not more than five years from the date the Option is granted.

(F)  Exercise of Options. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised at any time during the term of the Option. An Option shall be deemed exercised when (i) written notice of such exercise, in the form prescribed by the Committee, has been received by the Company in accordance with the terms of the Option by the person entitled to exercise the Option and (ii) full payment for the Stock with respect to which the Option is exercised has been received by the Company in accordance with Section 6(A) hereof and the Stock Option Agreement. The written notice shall include the number of shares to be exercised by the Participant. Except as otherwise expressly provided in writing by the Board of Directors, an Option may not be exercised for a fractional share of Stock.

(G)  Stock Certificates. Promptly upon exercise of an Option, the Company shall issue (or cause to be issued) certificates evidencing the shares of Stock acquired as a result of the exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an ISO and in part as the exercise of a NQSO pursuant to Section 6(C) hereof, the Company shall issue a certificate evidencing the shares of Stock treated as acquired upon the exercise of an ISO and a separate certificate evidencing the shares of Stock treated as acquired upon the exercise of a NQSO, and shall identify each such certificate accordingly in its stock transfer records.

All certificates for shares of Stock delivered under the Plan pursuant to any Option shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(H)  Date of Exercise. The Committee may, in its sole discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified by the Committee. Except as may be so provided, any Option may be exercised in whole at any time, or in part from time to time, during its term. In the case of an Option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

(I)  Termination of Service. The Committee may determine, at the time of grant, for each Option the extent to which the Participant (or his legal representative) shall have the right to exercise the Option following termination of such Participant’s service to the Company or any Affiliate. Such provisions may reflect distinctions based on the reasons for the termination of service and any other relevant factors that the Committee may determine. In the absence of such standards, any Option granted to an employee of the Company or any Affiliate pursuant to the Plan that has not vested prior to the date on which the Participant ceased to be an employee of the Company or such Affiliate (“Termination Date”) shall expire immediately upon the Termination Date, and any Option granted to an employee of the Company or any Affiliate pursuant to the Plan that has vested prior to the Termination Date shall expire three (3) months following the Termination Date; provided however that if the cessation of Participant’s service is due to his death or disability (as defined in section 22(e)(3) of the Code), such Option shall expire one year from the Termination Date.

(J)  Transferability. Except as otherwise permitted by the Committee, Options shall be nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant (or in the event of his disability (as defined in section 22(e)(3) of the Code), by his guardian or legal representative) and after his death, only by the Participant’s legal representatives, heirs, legatees, or distributees.

(K)  No Rights as a Participant. No person shall, with respect to any Option, be deemed to have become a Participant, or to have any rights with respect to such Option, unless and until such person shall have executed a Stock Option Agreement or other instrument evidencing the Option and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(L)  No Rights as a Shareholder. Notwithstanding the exercise of an Option, a Participant shall have no rights as a shareholder with respect to shares covered by an Option until the date the certificates evidencing the shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends or other rights the record date for which is prior to the date of issuance. Upon issuance of the certificates evidencing the shares of Stock acquired upon exercise of an Option, such shares of Stock shall be deemed transferred for purposes of section 421 of the Code and the regulations promulgated thereunder.

(M)  Tax Withholding. As a condition to the exercise of any Option, the Company shall have the right to require that the Participant exercising the Option (or the recipient of any shares of Stock) remit to the Company an amount calculated by the Company to be sufficient to satisfy applicable federal, state, foreign or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any certificate evidencing shares of Stock. If permitted by the Company, either at the time of the grant of the Option or in connection with its exercise, the Participant may satisfy applicable withholding tax requirements by delivering a number of whole shares of Stock owned by the Participant for at least six (6) months prior to the date of exercise and having a Fair Market Value (determined on the date that the amount of tax to be withheld is to be fixed) at least equal to the aggregate amount required to be withheld.

In the case of an ISO, the Committee may require as a condition of exercise that the Participant exercising the Option agree to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise.

(N)  Change of Control. Notwithstanding any provision of this Plan or any Stock Option Agreement to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Option, all Options outstanding as of the date of a Change of Control or an agreement to effect a Change of Control, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant. The determination as to whether a Change of Control or an agreement to effect a Change of Control has occurred shall be made by the Committee and shall be conclusive and binding.

(O)  Additional Restrictions and Conditions. The Committee may impose such other restrictions and conditions (in addition to those required by the provisions of this Plan) on any Option granted hereunder and may waive any such additional restrictions and conditions, so long as (i) any such additional restrictions and conditions are consistent with the terms of this Plan and (ii) such waiver does not waive any restriction or condition required by the provisions of this Plan.

(P)  Repricing. The Committee shall not, without the further approval of the Board of Directors, (i) authorize the amendment of any outstanding Option to reduce the Exercise Price of such Option or (ii) grant a replacement Option upon the surrender and cancellation of a previously granted Option for the purpose of reducing the Exercise Price of such Option. Nothing contained in this section shall affect the right of the Board of Directors or the Committee to make the adjustment permitted under Section 3(C).

7.   AMENDMENT AND TERMINATION OF THE PLAN

The Committee may amend, alter, suspend, or terminate the Plan or any portion hereof at any time; provided that no such amendment, alteration, suspension or termination shall be made without the approval of the shareholders of the Company if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board of Directors deems it necessary or desirable to qualify or comply. No amendment, suspension or termination of the Plan shall adversely affect the right of any Participant with respect to any Option theretofore granted, as determined by the Committee, without such Participant’s written consent.

Unless earlier terminated, the Plan shall remain in effect until all shares issuable under the Plan have been purchased or acquired in accordance with the Plan. In no event may any Options be granted under the Plan more than ten (10) years after the earlier of the date on which the Plan is first adopted or the date on which the Plan is approved by the shareholders of the Company. Such termination by lapse of time shall not effect the validity or terms of any Option then outstanding or the ability of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Option or to waive any conditions or rights under any such Option for so long as the Option is outstanding.

8.   LEGALITY OF GRANT

The granting of Options under this Plan and the issuance or transfer of Options and shares of Stock pursuant hereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency (including, without limitation, no-action positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Options may be granted under this Plan and no Options or shares shall be issued by the Company unless and until in any such case all legal requirements applicable to the issuance or payment have, in the opinion of counsel for the Company, been complied with. In connection with any Option or Stock issuance or transfer, the person acquiring the shares or the Option shall, if requested by the Company, give assurance satisfactory to counsel to the Company with respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

9.   NO EMPLOYMENT/SERVICE RIGHTS

Unless otherwise determined by the Committee, Options received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits under any Company benefit plan or severance program. Nothing in this Plan or any Stock Option Agreement shall confer upon any person the right to participate in the benefits of the Plan or to be granted an Option, and there shall be no obligation to provide uniformity of treatment in connection with the administration of this Plan. The terms and conditions of Options or Stock Option Agreements need not be the same with respect to each Participant.

Nothing in this Plan or any Stock Option Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company or any Affiliate shall continue to employ, retain or engage any individual (whether or not a Participant). Neither this Plan nor any Stock Option Agreement executed in accordance with this Plan shall affect in any way the right of the Company or any Affiliate to terminate the employment or engagement of any individual (whether or not a Participant) at any time and for any reason whatsoever and to remove any individual (whether or not a Participant) from any position with the Company or any Affiliate. No change of a Participant’s duties with the Company or any Affiliate shall result in a modification of any rights of such Participant under this Plan or any Stock Option Agreement executed by such Participant (whether or not such Participants are similarly situated).

10.   EFFECTIVE DATE

This Plan shall become effective upon its approval by the Board of Directors; provided however that no grant of an Option under this Plan shall qualify as an ISO unless, within one year of the date the Plan becomes effective, the Plan is approved by the affirmative vote of a majority of the shareholders of the Company present, in person or by proxy, at a meeting of the shareholders of the Company. The Committee may grant ISOs subject to the condition that this Plan shall have been approved by the shareholders of the Company as provided herein.

11.   RESERVATION OF SHARES

The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

12.   MINIMUM CAPITAL REQUIREMENTS

Notwithstanding any provision of this Plan or any Stock Option Agreement to the contrary, all Options granted under the Plan shall expire, to the extent not exercised, within 45 days following the receipt of notice from the Bank’s primary federal regulator (“Regulator”) that (i) the Bank has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring termination or forfeiture of options. Upon receipt of such notice from the Regulator, the Company shall promptly notify each Participant that all Options issued under this Plan have become fully exercisable and vested to the full extent of the grant and that the Participant must exercise the Option(s) granted to him prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or forfeit such Option. In case of forfeiture, no Participant shall have a cause of action, of any kind or nature, with respect to the forfeiture against the Company or any Affiliate. Neither the Company nor any Affiliate shall be liable to any Participant due to the failure or inability of the Company or any Affiliate to provide adequate notice to the Participant.

13.   ADMINISTRATION OF PLAN

Notwithstanding any other provision herein to the contrary, this Plan shall be administered in accordance with the provisions of the Federal Deposit Insurance Corporation’s Statement of Policy on Applications for Deposit Insurance as such policy relates to stock benefit plans.

14.   GENERAL

(A)  Burden and Benefit. The terms and provisions of this Plan and the Options issued hereunder shall be binding upon, and shall inure to the benefit of, the Company and each Participant and any permitted successors and assigns.

(B)  Interpretation. When a reference is made in this Plan to a Section, such reference will be to a Section of this Plan unless otherwise indicated. The headings contained in this Plan are for convenience of reference only and will not affect in any way the meaning or interpretation of this Plan or any Option. Whenever the words “include,”“includes” or “including” are used in this Plan, they will be deemed to be followed by the words “without limitation.” The words “hereof,”“herein” and “hereunder” and words of similar import when used in this Plan will refer to this Plan as a whole and not to any particular provision in this Plan. Each use herein of the masculine, neuter or feminine gender will be deemed to include the other genders. Each use herein of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors or assigns. No provision of this Plan is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

(C)  Costs and Expenses. All costs and expenses with respect to the adoption, implementation and administration of this Plan shall be borne by the Company; provided, however that, except as otherwise specifically provided in this Plan or the applicable Stock Option Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Stock Option Agreement, this Plan or any Option or Stock held by any Participant.

(D)  Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for long-term incentive compensation. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. Nothing contained herein shall be construed to give any Participant any rights with respect to any Option, unexercised or exercised, or any other matters under this Plan that are greater than those of a general unsecured creditor of the Company.

(E)  Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Option granted hereunder shall be determined in accordance with the laws of the State of Texas, without reference to the laws that might otherwise govern under applicable principles of conflicts of law.

(F)  Severability. If any term or other provision of this Plan or any Stock Option Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and this Plan or the Stock Option Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other conditions and provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of this Plan or the Stock Option Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Plan or any Stock Option Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

(G)  Certain Conflicts. In the event of an irreconcilable conflict between the terms of the Plan and any Stock Option Agreement, the terms of the Plan shall prevail.

(H)  Notices. Any notice or other communication required or permitted to be made hereunder or by reason of the provisions of this Plan or any Stock Option Agreement shall be in writing, duly signed by the party giving such notice or communication and shall be deemed to have been properly delivered if delivered personally or by a recognized overnight courier service, or sent by first-class certified or registered mail, postage prepaid, as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Company, at its principal place of business, and (ii) if to a Participant, as provided in his Stock Option Agreement. Any notice properly given hereunder shall be effective on the date on which it is actually received by the party to whom it was addressed.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has executed this Plan on this the __ day of __________, 2005.

FIRST METROPLEX CAPITAL, INC.

By:
Patrick G. Adams, President